UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Patriot Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices, zip code)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 4, 2008, Patriot Scientific Corporation (the “Company”) issued a press release announcing that the Company had increased its ownership of Talis Data Systems, LLC to more than 41 percent. A copy of the press release is attached hereto as Exhibit 99.1.

On August 4, 2008, the Company issued a press release regarding its ownership of Talis Data Systems and announcing that investments by two of the Company’s partners in the Talis venture have reduced the Company’s share in Talis from the previously announced 41 percent to 37 percent. A copy of the press release is attached hereto as Exhibit 99.2.

On August 5, 2008, the Company issued a press release announcing an Agreement and Plan of Merger by which it will acquire Crossflo Systems, Inc. A copy of the press release is attached hereto as exhibit 99.3.

The Company expressly disclaims any obligation to update these press releases and cautions that they were only accurate on the date they were presented. The inclusion of any data or statements in these press releases does not signify that the information is considered material.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

99.1               Press release dated August 4, 2008

99.2               Press release dated August 4, 2008

99.3               Press release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: August 5, 2008	By:	/s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer